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JP Richardson (Exodus)
@jprichardson

Thousands have already registered within 24 hours.

With ZERO marketing.

Exodus will redefine capital markets.

10:51 AM · Jan 16, 2021 · Twitter Web App

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JP Richardson (Exodus) @jprichardson · Now
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Disclosures of Exodus Movement, Inc.
This communication contains forward-looking statements that are based on our beliefs and ...
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JP Richardson (Exodus)
@jprichardson

Thousands more have registered since I tweeted.

Close to knocking on the door of 10,000.

All with ZERO marketing.

If you use an updated Exodus desktop, you're already in the know.

If you use Exodus mobile, you'll be in the know in one week.

> **JP Richardson (Exodus)** @jprichardson · Jan 16
> Thousands have already registered within 24 hours.
>
> With ZERO marketing.
>
> Exodus will redefine capital markets.
> Show this thread

2:14 PM · Jan 23, 2021 · Twitter Web App

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JP Richardson (Exodus) @jprichardson · Now
Replying to @jprichardson

Disclosures of Exodus Movement, Inc.
This communication contains forward-looking statements that are based on our beliefs and ...
support.exodus.io